Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-220235 of OceanFirst Financial Corp. on Form S-4 of our report dated March 15, 2016, on the consolidated financial statements appearing in the 2015 Annual Report on Form 10-K of Cape Bancorp, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Livingston, New Jersey

September 19, 2017